Exhibit 3.2(s)(i)


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                                     BY-LAWS

                                       OF

                 FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
                            (A DELAWARE CORPORATION)

                 -----------------------------------------------

                                    ARTICLE I
                            Meetings of Stockholders
                            -------------------------

               SECTION 1.  Annual Meeting.  The annual meeting of the
                           --------------
     stockholders of Financial Exchange Company of Pittsburgh, Inc. (hereinafter, the "Corporation") for the election of directors and for the transaction of such other proper business shall be held on such date and at such time as may be fixed by the Board of Directors or if no date and time are so fixed on the second Tuesday in March of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at the office of the Corporation or at such other place, and at such hour as shall be designated by the Board of Directors, or, if no such time be fixed, then at 10:00 in the forenoon.

               SECTION 2.  Special Meetings.  Special meetings of the
                           ----------------
     stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the holder or holders of more than a majority of the outstanding shares of Common Stock entitled to vote at such meeting.


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               SECTION 3.  Notice of Meetings.  Written notice of each
                           ------------------
     meeting of the Stockholders, which shall state the place, date and hour of the meeting and the purpose or purposes for which it is called, shall be given not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote at such meeting, and, if mailed, it shall be deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Whenever notice is required to be given, a written waiver thereof signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the


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     adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               SECTION 4.  Quorum.  At any meeting of the stockholders the
                           ------
     holders of the majority of the shares, issued and outstanding and entitled to vote, shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting.

               SECTION 5.  Organization.  At each meeting of the
                           ------------
     stockholders, the Chairman of the Board, or in his absence or inability to act, the President or, in his absence or inability to act, a Vice President or, in his absence of inability to act, any person chosen by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

               SECTION 6.  Order of Business.  The order of business at all
                           -----------------
     meetings of the stockholders shall be as determined by the chairman of the meeting.


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               SECTION 7.  Voting.  Unless otherwise provided in the
                           ------
     Certificate of Incorporation, and subject to statute, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder:

                    (a)  on the date fixed pursuant to the provisions of
               Section 5 of Article V of these By-Laws as the record date for the determination of the stockholders to be entitled to notice of or to vote at such meeting; or

                    (b) if no record date is fixed, then at the close of business on the day next preceding the day on which notice is given.

     Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise required by statute or by the Certificate of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question other than the election of


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     directors need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

               SECTION 8.  List of Stockholders.  A list of the
                           --------------------
     stockholders entitled to vote at any meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 9.  Inspectors.  The Board may, in advance of any
                           ----------
     meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents,


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     determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE II

                               Board of Directors
                               -------------------

               SECTION 1.  General Powers.  The business and affairs of the
                           --------------
     Corporation shall be managed by or under the direction of a Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

               SECTION 2.  Number, Qualifications, Election and Term of
                           --------------------------------------------
     Office.  The Board of Directors shall consist of at least one, but no
     ------
     more than six Directors, as determined by a majority vote of the entire Board of Directors, which number may be increased and decreased as provided in Section 2 of this Article. Each


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     director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualified. Directors need not be stockholders.

               The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding six, and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly elected and qualify. The Board of Directors, by the vote of a majority of the entire Board, may decrease the number of Directors to a number not less than one, but any such decrease shall not affect the term of office of any Director. Vacancies occurring by reason of any such increase or decrease shall be filled in accordance with Section 13 of this Article II.

               SECTION 3.  Place of Meeting.  The Board of Directors shall
                           ----------------
     hold its meetings at such place, within or without the State of Delaware, as it may from time to time determine or as shall be specified in the notice of any such meeting.

               SECTION 4.  Annual Meeting.  The Board shall meet for the
                           --------------
     purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of


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     such meeting need not be given.  Such meeting may be held at any other time or place, within or without the State of Delaware, which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

               SECTION 5.  Regular Meetings.  Regular meetings of the Board
                           ----------------
     shall be held at such time as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

              SECTION 6.  Special Meetings.  Special meetings of the Board
                           ----------------
     may be called by the Chairman of the Board, the President or by a majority of the entire Board.

               SECTION 7.  Notice of Meetings.  Notice of each special
                           ------------------
     meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at


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     least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, telex, cable or wireless, or be delivered to him personally, by facsimile or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

               SECTION 8.  Quorum and Manner of Acting.  Except as
                           ---------------------------
     hereinafter provided, a majority of the entire Board shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such



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     meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

               SECTION 9.  Action Without a Meeting.  Any action required
                           ------------------------
     or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the Board.

               SECTION 10.  Telephonic Participation.  Members of the Board
                            ------------------------
     of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

               SECTION 11.  Organization.  At each meeting of the Board,
                            ------------
     the Chairman of the Board or, in his absence or inability to act, the President or, in his absence or inability to act, another director chosen by a majority of the directors present


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     shall act as chairman of the meeting and preside thereat.  The
     Secretary or, in his absence or inability to act, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

               SECTION 12.  Resignations.  Any director may resign at any
                            ------------
     time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 13.  Vacancies.  Vacancies and newly created
                            ---------
     directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having



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     the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in the manner provided by statute. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified.

               SECTION 14.  Removal of Directors.  Except as otherwise
                            --------------------
     provided in the Certificate of Incorporation or in these By-laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record or a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

               SECTION 15.  Compensation.  The Board of Directors shall
                            ------------
     have authority to fix the compensation, including fees and


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     reimbursement of expenses, of directors for services to the
     Corporation in any capacity.

                                   ARTICLE III

                         Executive and Other Committees
                         -------------------------------


               SECTION 1.  Executive and Other Committees.  The Board may,
                           ------------------------------
     by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes




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     to the Board when required.  All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

               SECTION 2.  General.  A majority of any committee may
                           -------
     determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meeting shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

               SECTION 3.  Action Without a Meeting.  Any action required
                           ------------------------
     or permitted to be taken by any committee at a meeting may be taken without a meeting if all of the members of the committee consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the committee.

               SECTION 4.  Telephone Participation.  One or more members of
                           -----------------------
     a committee may participate in a meeting by means of a conference telephone or similar communications equipment allowing



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     all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.


                                   ARTICLE IV

                                    Officers
                                    ---------


               SECTION 1.  Number and Qualifications.  The officers of the
                           -------------------------
     Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), the Treasurer and the Secretary. Any number of offices may be held by the same person. Such officers shall be elected from time to time by the Board. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The Board may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.



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               SECTION 2.  Resignations.  Any officer may resign at any
                           ------------
     time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 3.  Removal.  Any officer or agent of the
                           -------
     corporation may be removed, either with or without cause, at any time, by the Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.

               SECTION 4.  Vacancies.  Any vacancy occurring in any office
                           ---------
     of the Corporation by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

               SECTION 5.  The Chairman of the Board.  The Chairman of the
                           -------------------------
     Board shall have the general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed and shall be the chief executive officer. He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex



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     officio member of all committees of the Board.  He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

               SECTION 6.  The President.  The President shall be the chief
                           -------------
     operating officer of the Corporation and shall have general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the direction of the Chairman of the Board and the control of the Board of Directors. At the request of the Chairman of the Board, or in the case of his absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. In general, the President shall have such other powers and shall perform such other duties as usually pertain to the office of President or as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.

               SECTION 7.  Vice Presidents.  Each Vice President shall have
                           ---------------
     such powers and perform such duties as from time to time may be assigned to him by the Board.


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               SECTION 8.  The Treasurer.  The Treasurer shall
                           -------------
                    (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                    (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                    (c) cause all monies and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board;

                    (d) receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

                    (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and
                    (f) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.



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               SECTION 9.  The Secretary.  The Secretary shall
                           -------------
                    (a) record the proceedings of the meetings of the stockholders and directors in a minute book to be kept for that purpose;

                   (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

                    (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                    (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                    (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.



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               SECTION 10.  Officers' Bonds or Other Security.  The Board
                            ---------------------------------
     may secure the fidelity of any or all of its officers or agents by bond or otherwise, in such amount and with such surety or sureties as the Board may require.

               SECTION 11.  Compensation.  The compensation of the officers
                            ------------
     of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him.

                                    ARTICLE V

                                  Shares, etc.
                                  -------------


               SECTION 1.  Stock Certificates.  Every holder of stock in
                           ------------------
     the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an



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     Assistant Treasurer, or the Secretary or an Assistant Secretary,
     certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               SECTION 2.  Books of Account and Record of Stockholders.
                           -------------------------------------------
     The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

               SECTION 3.  Transfer of Shares.  Transfers of shares of
                           ------------------
     stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or


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     accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such shares or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

               SECTION 4.  Regulations.  The Board may make such additional
                           -----------
     rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all


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     certificates for shares of stock to bear the signature or signatures of any of them.

               SECTION 5.  Fixing of Record Date.  In order that the
                           ---------------------
     Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

               SECTION 6.  Lost, Stolen or Destroyed Stock Certificates.
                           --------------------------------------------
     The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Delaware.

                                   ARTICLE VI
                 Contracts, Checks, Drafts, Bank Accounts, Etc.
                 ----------------------------------------------


               SECTION 1.  Execution of Contracts.  Except as otherwise
                           ----------------------
     required by statute, the Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

               SECTION 2.  Loans.  Unless the Board shall otherwise
                           -----
     determine, the President or any Vice-President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board.

               SECTION 3.  Checks, Drafts, etc.  All checks, drafts, bills
                           -------------------
     of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

               SECTION 4.  Deposits.  All funds of the Corporation not
                           --------
     otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

               SECTION 5.  General and Special Bank Accounts.  The Board
                           ---------------------------------
     may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                   ARTICLE VII

                                     Offices
                                     --------


               SECTION 1.  Registered Office.  The registered office and
                           -----------------
     registered agent of the Corporation will be as specified in the Certificate of Incorporation of the Corporation.

               SECTION 2.  Other Offices.  The Corporation may also have
                           -------------
     such offices, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE VIII

                                   Fiscal Year
                                   ------------

               The fiscal year of the Corporation shall be so determined by the Board of Directors.

                                   ARTICLE IX

                                      Seal
                                      -----

               The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal", "Delaware" and the year of incorporation.

                                    ARTICLE X

                                 Indemnification
                                 ----------------


               SECTION 1.  General.  The Corporation shall indemnify any
                           -------
     person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute and by the Certificate of Incorporation of the Corporation. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these By-Laws or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               SECTION 2.  Insurance.  The Corporation may purchase and
                           ---------
     maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of statute or of this section.

                                   ARTICLE XI

                                    Amendment
                                    ----------

               The By-Laws may be amended, repealed or altered by vote of the holders of a majority of the shares of stock at the time entitled to vote in the election of directors, except as otherwise provided in the Certificate of Incorporation. The By-

     Laws may also be amended, repealed or altered by the Board of Directors, but any By-Law adopted by the Board of Directors may be amended, repealed or altered by the stockholders entitled to vote thereon as herein provided.

                 FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
                            (A DELAWARE CORPORATION)

                     ACTION TAKEN BY THE BOARD OF DIRECTORS
                     ---------------------------------------
                                WITHOUT A MEETING
                                ------------------


               We, the undersigned, being all of the directors of Financial Exchange Company of Pittsburgh, Inc., a Delaware corporation (the "Corporation") , acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, do hereby waive all notice of the time, place and purposes of the First Meeting of the Board of Directors of the Corporation, and hereby consent and agree to the adoption of the following resolutions:

                    RESOLVED, that the Organizational Action by the
               Incorporator Taken Without a Meeting, dated June 11, 1990, be, and it hereby is, in all respects approved, and that all actions taken by the Incorporator be, and they hereby are, in all respects, approved, ratified and confirmed; and be it further

                    RESOLVED, that the By-Laws in the form adopted by the
               Incorporator and inserted in the minute book of the Corporation be, and they hereby are, in all respects approved and adopted as and for the By-Laws of the Corporation; and be it further

                    RESOLVED, that the following persons be, and they
               hereby are, elected to the offices of the Corporation set forth opposite their names, to hold office until the meeting of the Board of Directors following the first annual meeting of stockholders and until their successors have been duly elected and qualified, or as otherwise provided in the By-Laws of the Corporation:


                  Office                          Name
                  ------                          ----
                  Chairman of the Board           Hilary B. Miller
                  President                       Edward R. Larkin
                  Vice President                  Nathan Pincus
                  Secretary                       Gregory Katz



               and be it further

                    RESOLVED, that the proper officers of the Corporation
               be, and they hereby are, authorized to open a bank account or accounts with any bank or banks chosen at their discretion and approved by the Board of Directors; and be it further

                    RESOLVED, that the form of corporate seal, an
               impression of which is affixed to the margin of this Consent, in the form of two concentric circles and bearing the words and figures "Financial Exchange Company of Pittsburgh, Inc. 1990 - Delaware" be, and it hereby is, approved and adopted as and for the corporate seal of the Corporation; and be it further

                    RESOLVED, that until otherwise ordered by the Board of
               Directors, the form, terms and provisions of the certificate for shares of Common Stock of the Corporation, $.01 par value per share (the "Common Stock"), a specimen of which has been annexed hereto as Exhibit A, be, and it hereby is, in all respects approved; that a certificate substantially in such form be, and it hereby is, adopted and prescribed as the form of certificate to represent fully paid and non-assessable shares of the Corporation's Common Stock, and that, until otherwise ordered, by the Board of Directors, all such certificates representing any shares of its Common Stock, shall be signed by its Chairman of the Board, President or any Vice President and by its Secretary or Treasurer with the corporate seal of the Corporation thereunto affixed; and be it further

                    RESOLVED, that the Corporation sell to Monetary
               Management Corporation, a Delaware corporation, One Hundred
               (100) shares of its Common Stock, at a price of Ten Dollars ($10.00) per share, or an aggregate purchase price of One Thousand Dollars ($1,000), and upon receipt of the purchase price the Corporation shall issue such shares and when such shares are so issued and sold, they shall be fully paid and non-assessable and in respect of which the holder thereof shall not be liable for any further payments or assessments; and be it further

                    RESOLVED, that the office of the Corporation Service
               Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, be, and it hereby is, designated as the registered office of the Corporation within the State of Delaware, and that the Corporation Service Company be, and it hereby is, appointed the resident agent of the Corporation in charge of the registered office and the agent upon whom process against the Corporation may be served in accordance with the laws of Delaware; and be it further

                    RESOLVED, that for the purpose of authorizing the
               Corporation to qualify to do business as a foreign corporation in any state, territory or dependency of the United States or in any foreign country in which, in the determination of the Board of Directors, it is necessary or expedient for the Corporation to so qualify to transact business, the proper officers of the Corporation be, and they hereby are, authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under the corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency, country or association of countries to authorize the Corporation to transact business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of revocation of appointment, surrender of authority, or other instrument as may be necessary to terminate the authority of the Corporation to do business in any such state, territory, dependency, country or association of countries, and that the appropriate officers take such action as may be required to so qualify the Corporation to do business in any states where its applications to do business are granted; and be it further

                    RESOLVED, that the proper officers of the Corporation
               be, and they hereby are, authorized and directed to take all such further action and to execute and deliver all such further agreements, instruments and documents in the name and on behalf of the Corporation and under its corporate seal or otherwise and to pay all such expenses and taxes, as in their judgment shall be necessary, proper and advisable in order fully to carry out the intent and accomplish the purposes of all the foregoing resolutions, and each of them.

               This Consent may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

     IN Witness WHEREOF, we have executed this Consent as of the 11th day of June, 1990.

                                    /s/ Hilary B. Miller
                                   ----------------------------------------
                                   Hilary B. Miller


                                    /s/ Edward R. Larkin
                                   ----------------------------------------
                                   Edward R. Larkin




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